UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2016 (April 13, 2016)

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements with Sean S. Sullivan, Executive Vice President and Chief Financial Officer, and James G. Gallagher, Executive Vice President and General Counsel
On April 13, 2016, AMC Networks Inc. (the “Company”) entered into a new employment agreement (an “Employment Agreement”) with each of its Executive Vice President and Chief Financial Officer, Sean S. Sullivan, and with its Executive Vice President and General Counsel, James G. Gallagher (together, the “Employment Agreements”). The Employment Agreements provide for Mr. Sullivan’s employment as Executive Vice President and Chief Financial Officer and for Mr. Gallagher’s employment as Executive Vice President and General Counsel of the Company through April 13, 2019, with a minimum annual base salary of $900,000 for Mr. Sullivan and $725,000 for Mr. Gallagher (in each case, subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 100% of annual base salary for Mr. Sullivan and 75% of annual base salary for Mr. Gallagher in the discretion of the Company’s Compensation Committee. Messrs. Sullivan and Gallagher will be offered our standard benefits programs and the opportunity to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Employment Agreements provide that, beginning in 2016, it is expected that Mr. Sullivan’s and Mr. Gallagher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $2,400,000 for Mr. Sullivan and $1,250,000 for Mr. Gallagher, as determined by the Compensation Committee.
If, prior to April 13, 2019, Mr. Sullivan’s or Mr. Gallagher’s employment with the Company is terminated (i) by the Company other than for Cause (as defined in the Employment Agreements) or (ii) by the executive for Good Reason (as defined in the Employment Agreements) other than if Cause exists then, subject to the applicable executive’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on the executive), the Company will provide the executive with the following benefits and rights:

a)	a cash severance payment in an amount equal to not less than two times the sum of the executive’s annual base salary and annual target bonus as in effect at the time of termination of employment;

b)
a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance (collectively, the “Bonuses”);

c)
vesting (or, in the case of options and stock appreciation awards, continued vesting in accordance with the original vesting schedule) of a prorated portion of any then-outstanding equity and cash incentive awards, in each case subject to the Compensation Committee’s certification of the achievement of any applicable performance conditions, and the executive will have the right to exercise any such prorated portion of any options and/or stock appreciation awards for the remainder of the applicable term; and

d)
the Company’s Compensation Committee will consider, in good faith, approving the vesting of the executive’s remaining outstanding equity and cash incentive awards, provided that, to the extent any such awards are subject to any performance criteria, any such vested portion will be payable when and to the same extent paid to other employees generally holding such awards, subject to the satisfaction of the performance criteria.

If Mr. Sullivan or Mr. Gallagher ceases to be an employee of the Company prior to April 13, 2019 as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to the applicable executive’s execution of a separation agreement (other than in the case of death), the Company will provide the executive (or his spouse or beneficiary) with a payment of the Bonuses, and the executive’s outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.
In connection with any termination of Mr. Sullivan’s or Mr. Gallagher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the Employment Agreements is intended to limit any more favorable rights to which the executive is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” or a “change of control” (as such terms are defined in the award agreements).

Each of the Employment Agreements contains certain covenants by the executive, including a non-competition agreement that restricts the executive’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.
If any payment due under the Employment Agreements would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay the applicable executive either (a) the amount of that payment or (b) the maximum amount that could be paid to the executive without the imposition of the excise tax, depending on whichever amount results in the executive receiving the greater amount of after-tax proceeds.
The above description is qualified in its entirety by reference to the Employment Agreements with Mr. Sullivan and Mr. Gallagher, which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits
10.1    Employment Agreement dated April 13, 2016, between AMC Networks Inc. and Sean S. Sullivan.
10.2    Employment Agreement dated April 13, 2016, between AMC Networks Inc. and James G. Gallagher

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.
(Registrant)

Dated:	April 19, 2016	By:	/s/ Anne G. Kelly
Name: Anne G. Kelly
Title: Senior Vice President and Secretary